Exhibit 99.1

*If the study eye was given other IOP lowering medication, the IOP value was removed from the analysis. COHORT 1: MEAN IOP CHANGE FROM BASELINE NB: Interim look; Unmonitored data. For consistency, reflects only IOP data collected at 8 a.m. timepoint and excludes additional data collected at 10 a.m. and 4 p.m. timepoints on certain of the dates above in accordance with the trial protocol. - 1.5 - 7.4 - 8.8 - 8.7 - 9.1 - 7.0 - 5.6 - 7.6 - 5.8 - 7.5 - 9.6 - 7.1 - 6.6 - 9.8 - 8.8 - 8.8 - 10.8 - 8.8 - 9.8 - 7.8 - 8.8 - 1.4 - 4.6 - 7.6 - 8.0 - 6.6 - 5.0 - 5.2 - 5.8 - 5.7 - 5.0 - 6.8 - 7.8 - 6.3 - 4.8 - 10.8 - 12.8 - 9.3 - 8.8 - 6.8 - 6.8 - 7.8 -14 -13 -12 -11 -10 -9 -8 -7 -6 -5 -4 -3 -2 -1 0 Day 1 Day 3 Day 7 Day 14 Day 28 Day 42 Day 85 Mo 4 Mo 5 Mo 6 Mo 7 Mo 8 Mo 9 Mo 10 Mo 11 Mo 12 Mo 13 Mo 14 Mo 15 Mo 16 Mo 18 SE (OTX-TIC) NSE (Travatan) n=5 n=5 n=4 n=5 n=5 n=5 n=5 n=4 n=4 n=3 n=2 n=2 n=2 n=1 n=1 n= 1 n=1 n=1 n=1 n=1 n=1

COHORT 2: MEAN IOP CHANGE FROM BASELINE *If the study eye was given other IOP lowering medication, the IOP value was removed from the analysis. NB: Interim look; Unmonitored data . For consistency, reflects only IOP data collected at 8 a.m. timepoint and excludes additional data collected at 10 a.m. and 4 p.m. timepoints on certain of the dates above in accordance with the trial protocol. - 2.6 - 8.5 - 8.8 - 7.4 - 6.0 - 4.1 - 7.0 - 6.8 - 6.7 - 6.1 - 5.3 - 3.1 - 5.9 - 1.9 - 11.6 - 7.3 - 6.1 - 3.6 - 4.4 - 5.6 - 6.5 - 5.9 - 6.0 - 7.8 - 8.6 - 5.9 -14 -13 -12 -11 -10 -9 -8 -7 -6 -5 -4 -3 -2 -1 0 Day 1 Day 3 Day 7 Day 14 Day 28 Day 42 Day 85 Mo 4 Mo 5 Mo 6 Mo 7 Mo 8 Mo 9 SE (OTX-TIC) NSE (Travatan) n=4 n=4 n=4 n=4 n=4 n=4 n=4 n=4 n=4 n=4 n=4 n=2 n=2